UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 22, 2020

ADOBE INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue

San Jose, California 95110-2704

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	ADBE	NASDAQ

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2020, Adobe Inc. (“Adobe”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein. The Underwriting Agreement provides for the issuance and sale by Adobe of $500,000,000 aggregate principal amount of the Company’s 1.700% Notes due 2023 (the “2023 Notes”), (ii) $500,000,000 aggregate principal amount of the Company’s 1.900% Notes due 2025 (the “2025 Notes”), (iii) $850,000,000 aggregate principal amount of the Company’s 2.150% Notes due 2027 (the “2027 Notes”), and (iv) $1,300,000,000 aggregate principal amount of the Company’s 2.300% Notes due 2030 (the “2030 Notes,” and, together with the 2023 Notes, the 2025 Notes and the 2027 Notes, the “Notes”).

The Notes were issued and sold in a public offering pursuant to a registration statement on Form S-3 (File No. 333-229364) (the “Registration Statement”) filed on January 25, 2019, a related preliminary prospectus supplement filed with the Securities and Exchange Commission on January 22, 2020, and a related final prospectus supplement filed on January 24, 2020. The Underwriting Agreement contains customary representations, warranties and agreements by Adobe, and customary closing conditions, indemnification rights and termination provisions.

The net proceeds from the sale of the Notes will be approximately $3.1 billion after deducting underwriting discounts and estimated offering expenses. Adobe intends to use the net proceeds for general corporate purposes, which, among other things, will include repaying the $900.0 million in outstanding aggregate principal amount of Adobe’s 4.750% senior notes due 2020, plus accrued and unpaid interest thereon, and its $2.25 billion unsecured term loan.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

Hogan Lovells US LLP, counsel to Adobe, has issued an opinion to Adobe dated January 22, 2020 regarding the legality of the Notes. A copy of the opinion is filed as Exhibit 5.1 hereto and incorporated by reference herein.

Forward-Looking Statements Disclosure

This Current Report on Form 8-K may include forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors, including risks and uncertainties related to Adobe’s use of the proceeds from the Notes. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. These risks, uncertainties and other factors, and the general risks associated with Adobe’s business, could cause actual results to differ materially from those referred to in the forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to Adobe and are qualified in their entirety by this cautionary statement. For a discussion of these and other risks and uncertainties, please refer to Adobe’s filings with the Securities and Exchange Commission. Except as required by law, Adobe does not assume any obligation to update any such forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated January 22, 2020, by and among Adobe Inc. and BofA Securities, Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

5.1	Opinion of Hogan Lovells US LLP

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE INC.

Date: January 24, 2020

	By:	/s/ JOHN MURPHY
John Murphy Executive Vice President and Chief Financial Officer